Exhibit 10.23

INDEPENDENT CONTRACTOR’S AGREEMENT

THIS INDEPENDENT CONTRACTOR’S AGREEMENT is dated as of this 1st day of October, 2025 by and between WILLIAM BARTELS, whose address is 450 Ocean Drive, Unit 906, Juno Beach, FL 33408 (“Consultant”) and Spar Group, Inc., a Delaware Corporation, whose address is 110 East Boulevard, Suite 1600, Charlotte, NC 28203 (“Company”).

W I T N E S S E T H

WHEREAS, Consultant previously provided services to the Company and sat on the Board of Directors of the Company; and

WHEREAS, Company is in the process of restructuring its executive team and needs assistance from Consultant on such restructuring changes; and

WHEREAS, Company desires to engage Consultant for Consultant’s expertise in the Company’s business affairs; and

NOW, THEREFORE, for and in consideration of the covenants, agreements and representations contained in this Agreement, as well as other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, both Company and Consultant hereby agree as follows:

1.         Scope of Engagement. Subject to Section 2 and 3 herein, Company shall engage Consultant as an independent contractor, the job description for which is to provide assistance to the restructured management team and the Chairman of the Board of Directors as requested from time to time (the “Scope of Work”). Company reserves the right, and Consultant recognizes and agrees that Company shall be able, to unilaterally amend the Scope of Work in Company’s sole and absolute discretion provided the such amendment is reasonable.

2.         Term. This Agreement shall commence on the year and date set forth above. Consultant shall remain an independent contractor of Company and this Agreement shall remain pending and in effect for a period ending December 31, 2026; provided that the Consultant’s engagement hereunder may be terminated in accordance with Section 4 hereof. This Agreement may only be extended by a written agreement of the parties.

3.         Compensation. Company shall have compensate Consultant at the rate of $10,000 per month during the term of this Agreement.

4.         Termination. This Agreement may be terminated as follows:

(a)         Termination By Consultant. This Agreement may be terminated by Consultant at any time effective upon sixty (60) days’ prior written notice to Company.

(b)         Termination By Company. This Agreement may be terminated by Company at any time and for any reason effective upon sixty (60) days’ written notice to Consultant or on fifteen (15) days prior written notice if Consultant ceases providing the services and Consultant does not reengage to provide the services within such fifteen (15) day period.

5.         Termination Payments. In the event of a termination of Consultant’s engagement pursuant to Section 4 herein, all of Consultant’s rights and privileges of access to the Company’s premises shall cease. If the Consultant is terminated by the Company for any reason other than the failure of Bartels to provide the services on behalf of Consultant, the Company shall continue to pay the monthly compensation as provided in Section 3 above for the remaining period of the Term.

6.         Confidentiality.

(a)         Acknowledgments. Consultant recognizes that Consultant, during the course of its engagement with Company, shall be exposed to, disclosed or come across information, either orally or in writing, which Company considers proprietary, trade secret and confidential and which relate to either (I) Company’s business operations, services, trade secrets, proprietary information, technical knowledge, processes, financial data or pricing information, (ii) customers, client lists, target markets, marketing strategies and client prospect names, client prospect contact information as well as service providers utilized by Company, or (iii) information which has been designated as confidential information by Company (collectively referred to herein as the “Confidential Information”). All of the Confidential Information shall be considered to have been received in confidence by Consultant and is to be used by Consultant solely for the purposes of this Agreement and in furtherance of the Scope of Work. Consultant, either directly or indirectly, as an owner, Consultant, officer, investor or otherwise, shall keep strictly secret and confidential the Confidential Information and shall be prohibited from disclosing or otherwise allowing the use of the Confidential Information to any third-party.

(b)         Documents. All of the Confidential Information shall remain the property of Company and no license or intellectual property right to any of the Confidential Information shall be conveyed to Consultant by any disclosure hereunder. Furthermore, all notes, letters, documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of Company or its affiliates and any copies, in whole or in part, thereof (collectively, the “Documents”), whether or not prepared by Consultant, shall be the sole and exclusive property of Company and shall be considered a work for hire by Consultant and Consultant shall have no ownership rights whatsoever in such material. Consultant shall safeguard all Documents and shall surrender same to Company at the time Consultant’s engagement terminates or at such earlier time or times as Company or its designee may specify.

(c)         Irreparable Harm. Consultant agrees that the Confidential Information is of critical importance to Company and a violation of this Section 6 would seriously and irreparably impair and damage Company’s business.

(d)          Survival. The terms and conditions contained in this Paragraph 6 shall remain in full force and effect throughout the term of this Agreement and for a two (2) year time period following the termination of this Agreement, regardless of who initiated the termination of this Agreement or the reasons therefore.

(e)         Exception. Nothing in this Section 6 shall prevent Consultant from selling or transferring his shares in the Company either on the public market or in a private transaction.

7.         Restrictions on Activities of Consultant.

(a)    Acknowledgments. Consultant hereby represents and warrants to Company that he is not a party to any restrictive covenant(s) with another entity that would hinder, prevent, or limit Consultant’s ability to perform his/her obligations under this Independent Contractor Agreement, or to otherwise enter into said agreement. Consultant further agrees to indemnify Company for any and all damages, legal fees, and costs incurred by Company which in any way relates to Consultant’s restrictive covenants with another entity as discussed herein.

(b)    Non-Solicitation. During the term of this Agreement and for a period of two (2) years after the termination of Consultant’s engagement with Company, Consultant will not solicit, or attempt to solicit, any Company customer or prospective customer, officer, director, independent contractor, consultant, or executive of Company, or any of its subsidiaries or affiliates, to leave his or her engagement with Company or such subsidiary or affiliate, or to otherwise diminish his or her engagement with Company.

(c)    Covenant Not to Compete. The Consultant agrees that during its engagement with the Company and for a period of two (2) years following termination of the Consultant’s engagement with the Company for any reason, the Consultant will not, directly or indirectly, work for (as an employee or contractor), provide assistance to (whether for pay or free of charge), own, manage, control or participate in the ownership, management or control of any other corporation, partnership, proprietorship, firm, association, or other business entity that operates a business competitive with or similar to, the business of the Company.

8.         Remedies. It is specifically understood and agreed that any breach of the provisions of Section 6 or 7 of this Agreement is likely to result in irreparable injury to Company and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have, Company shall be entitled to enforce the specific performance of this Agreement by Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without bond and without liability should such relief be denied, modified or violated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive or preclude Company from any other remedy. The provisions of Sections 6 and 7 shall survive the termination or expiration of this Agreement, for any reason whatsoever. The provisions contained in Sections 6 and 7 shall be binding upon Consultant as an independent obligation and shall be enforceable even if there is or is claimed to be a breach of this Agreement or any other agreement, understanding, commitment or promise as between Company and Consultant. The time period set forth in Sections 6 and 7 shall be computed by excluding from such computation any time during which Consultant is in violation of any provision of Sections 6 or 7 and any time during which there is pending in any court of competent jurisdiction any action (including appeal) brought by any person, whether or not a party to this Agreement, in which action contests the validity or enforceability of any such covenant, or seeks to avoid performance or enforcement of any such covenant if such action shall be resolved in a manner that upholds any of Company’s claims.

9.         Severable Provisions. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

10.         Relationship of Parties. The parties agree that the relationship between Company and Consultant shall be as independent contractors and Consultant shall not be deemed the employee, agent, partner or joint venturer of Company. Consultant shall act under its own direction and initiative in carrying out the terms of this Agreement. Company shall have no power to exercise any control over the activities, business or operations of Consultant. All financial and other obligations associated with Consultant’s business are the sole responsibility of Consultant. Consultant acknowledges that as an independent contractor, Company shall not pay any employment or withholding taxes on behalf of Consultant, nor deduct any of these taxes from Consultant’s fee. Consultant shall be solely responsible for, and shall indemnify and hold harmless Company and its shareholders, directors, officers, agents and employees from any and all claims, damages or lawsuits arising out of the acts of Consultant, its employees or agents.

11.         Benefits. Consultant shall not be entitled to any benefits of employment from Company, including, without limitation, health insurance, retirement plan, bonus, meals, sick pay or vacation pay, should these benefits be offered to Company’s employees. Additionally, Consultant shall not be covered by Company’s worker’s compensation insurance. Consultant shall not receive from Company any orientation, training or other special programs offered by Company to Company’s employees.

12.         Miscellaneous.

(a)         Governing Law, Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without regard to the conflicts of law rules (whether of the State of Florida or of any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Florida. ANY CLAIM ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT WILL BE INSTITUTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA IN EACH CASE LOCATED IN THE COUNTY OF BROWARD, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH CLAIM. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY CLAIM BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY CLAIM IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH CLAIM BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b)         Attorneys’ Fees. Should any dispute arise hereunder the prevailing party shall be entitled to recover all costs, expenses and attorneys’ fees incurred in the dispute, whether or not suit be brought, and such right shall include all of such costs, expenses and attorneys’ fees through appeals or other actions.

(c)         Other Agreements. Consultant acknowledges to Company that, as of the effective date of this Agreement, Consultant is not under agreement with any other party which would restrict Consultant from entering into this Agreement or fulfilling its obligations hereunder.

(d)         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

(e)         Waiver. No waiver by Company of any provision of this Agreement shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Consultant of the same, or any other provision or the enforcement thereof. Company’s consent to or approval of any act by Consultant requiring Company’s consent or approval shall not be deemed to render unnecessary the obtaining of Company’s consent to or approval of any subsequent consent or approval by Company, whether or not similar to the act so consented to or approved.

(f)         Entire Agreement/Modification. No statements, representations, warranties, either written or oral, from whatever source arising, except as expressly stated herein, shall have any legal validity between the parties or be binding upon any of them. The parties acknowledge that this Agreement contains the entire understanding and agreement of the parties. No modifications hereof shall be effective unless made in writing and executed by the parties hereto with the same formalities as this Agreement is executed.

(g)         Joint Preparation. The preparation of this Agreement has been a joint effort of the parties, and the resulting document shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other. It is the party’s further intention that this Agreement be construed liberally to achieve its intent.

(h)         Notice. Any notice to be given under this Agreement shall be sent, Via U.S. Regular Mail to either party at the address set forth within this Agreement or as otherwise noticed by either party. Notice shall be effective as of the date it has been postmarked at put into the post box for mailing.

(i)         Assignment. Consultant acknowledges that the services rendered pursuant to this Agreement are unique and special. Consultant may not assign or delegate any duties or obligations under this Agreement. Company may assign its duties and rights under this Agreement to its successors or assigns, or to a subsidiary or to a purchaser or transferee of all, or substantially all, of the assets of Company, and all covenants and agreements of Consultant under this Agreement, including, but not limited to, those restrictive covenants set forth in Paragraphs 6 and 7, shall inure to the benefit of and be enforceable by such successors, assigns, subsidiaries, purchasers or transferees.

(j)         Duty to Disclose. During the course of Consultant’s engagement with Company and for a period of two (2) years thereafter, Consultant shall inform any actual or prospective employer or entity with which Consultant seeks an independent contracting relationship of the existence of this Agreement and the fact that it contains the restrictive covenants set forth above, and Consultant shall take all reasonable steps necessary to furnish any such actual or prospective employee or entity with a copy of this Agreement.

(k)         Amendment. Any provision of this Agreement may be amended only if the parties agree to such amendment in writing.

(l)          WAIVER OF TRIAL BY JURY. AS AN INDUCEMENT FOR COMPANY TO ENTER INTO THIS AGREEMENT AND IN CONSIDERATION THEREOF, COMPANY AND CONSULTANT AGREE THAT, IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER COMPANY OR CONSULTANT AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, OR BY VIRTUE OF THE TERMS OF THIS AGREEMENT, COMPANY AND CONSULTANT SHALL, AND DO HEREBY, ABSOLUTELY AND UNCONDITIONALLY WAIVE TRIAL BY JURY.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement, or caused it to be signed by their duly authorized, as of the day and year first set forth above.

Company:                                                      Consultant:

Spar Group, Inc.

By:___________________________________                   _______________________________________

Name: William Linnane                                              William Bartels

Its: President

Date:         03.05.26, Effective 10.01.25                   Date:         10.29.25